FHLBank Topeka Declares 3rd Quarter Dividend

September 18, 2009 — We are pleased to announce that FHLBank Topeka’s board of directors approved the following dividends for the third quarter of 2009 at its meeting today:

•	Class A Common Stock: 0.75 percent (per annum)

•	Class B Common Stock: 3.00 percent (per annum)

The dividends are payable in the form of Class B Common Stock and will be credited to your institution’s capital stock account on September 30, 2009. Any partial shares will be paid in cash and credited to your institution’s demand deposit account on that date as well.

Management currently expects to recommend stock dividends for the fourth quarter of 2009 on Class A and Class B Common Stock at similar rates. Management cautions, however, that market conditions remain unstable and adverse changes may result in lower dividend rates for the fourth quarter.

If you have any questions related to the dividend, please contact Lending at 800.809.2733.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank Topeka’s operations. These statements may be identified by the use of forward-looking terminology such “expect,” “will,” or other variations on these terms. FHLBank Topeka cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of FHLBank Topeka and/or of the FHLBank System; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank Topeka’s results to differ from these forward-looking statements are provided in detail in FHLBank Topeka’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank Topeka has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.